EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Joseph Calabrese
	Chief Financial Officer	Financial Relations Board
	(972) 490-9600	(212) 827-3772

BRAEMAR HOTELS & RESORTS REDUCES INTEREST COSTS AND EXTENDS MATURITIES WITH REFINANCING OF FIVE HOTELS
DALLAS, August 7, 2024 – Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar” or the “Company”) today announced that it has closed on a refinancing involving five hotels. The new loan totals $407 million and has a two-year initial term with three one-year extension options, subject to the satisfaction of certain conditions, taking the final maturity to 2029. The loan is interest only and provides for a floating interest rate of SOFR + 3.24%. As part of this financing, the Company acquired $42.2 million of the most junior tranche of the loan, which lowered its net spread on the $364.8 million remaining loan amount to SOFR + 3.01%. The loan is secured by five hotels: Pier House Resort & Spa, Bardessono Hotel & Spa, Hotel Yountville, The Ritz-Carlton Sarasota, and The Ritz-Carlton St. Thomas. The new loan refinanced the $80.0 million loan secured by the Pier House Resort & Spa which had an interest rate of SOFR + 3.60% and had a final maturity date in September 2025, the $42.5 million loan secured by The Ritz-Carlton St. Thomas which had an interest rate of SOFR + 4.35% and had a final maturity date in August 2026, and the $200.0 million Corporate Term Loan and Credit Facility secured by The Ritz-Carlton Sarasota, Hotel Yountville, and Bardessono Hotel & Spa which had an interest rate of SOFR + 3.10% and had a final maturity date in July 2027.
“We are pleased to announce the closing of this financing at an attractive spread,” said Richard J. Stockton, Braemar’s President and Chief Executive Officer. “This financing not only results in a lower cost of capital for the debt on these assets, but also improves our maturity schedule and extends our weighted average maturity.”

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Braemar Hotels & Resorts is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.
Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Braemar’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; risks associated with our ability to effectuate our dividend policy, including factors such as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed or to use available cash to pay dividends; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Braemar’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.